Exhibit 99.1

VERSUS SYSTEMS, INC.

(the “Corporation”)

AUDIT COMMITTEE CHARTER

1.	Mandate

The Audit Committee will be responsible for managing, on behalf of shareholders of the Corporation, the relationship between the Corporation and the external auditors. In particular, the Audit Committee will have responsibility for the matters set out in this Charter, which include:

(a)	overseeing the work of external auditors engaged for the purpose of preparing or issuing an auditing report or related work;

(b)	recommending to the board of directors the nomination and compensation of the external auditors;

(c)	reviewing significant accounting and reporting issues;

(d)	reviewing the Corporation’s financial statements, MD&A and earnings press releases before the Corporation publicly discloses this information;

(e)	focusing on judgmental areas such as those involving valuations of assets and liabilities;

(f)	considering management’s handling of proposed audit adjustments identified by external auditors;

(g)	being satisfied that all regulatory compliance matters have been considered in the preparation of the financial statements of the Corporation;

(h)	establishing procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters; and

(i)	evaluating whether management is setting the appropriate tone by communicating the importance of internal control and ensuring that all individuals possess an understanding of their roles and responsibilities.

2.	Membership of the Audit Committee

Composition

The audit committee will be comprised of at least such number of directors as required to satisfy the audit committee composition requirements of National Instrument 52-110, as amended from time to time. Each member will be a director of the Corporation.

Independence

The Audit Committee will be comprised of a number of independent directors required to enable the Corporation to satisfy:

(a)	the independent director requirements for audit committee composition required by National Instrument 52-110, as amended from time to time, and

(b)	the independent director requirements of the TSX Venture Exchange, or such other stock exchange on which the Corporation’s shares are traded from time to time.

Chair

The Audit Committee shall select from its membership a chair. The job description of the chair is attached as Exhibit 1 hereto.

Expertise of Audit Committee Members

Each member of the Audit Committee must be financially literate. Financially literate means the ability to read and understand a set of financial statements that represent a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can reasonably be expected to be raised by the Corporation’s financial statements.

Financial Expert

The Corporation will strive to include a financial expert on the Audit Committee. An Audit Committee financial expert means a person having: (i) an understanding of financial statements and accounting principles; (ii) the ability to assess the general application of such accounting principles in connection with the accounting for estimates, accruals and reserves; (iii) experience in preparing, auditing, analyzing or evaluating financial statements that present a similar breadth and level of complexity as the Corporation’s statements; (iv) an understanding of internal controls; and (v) an understanding of an Audit Committee’s functions.

3.	Meetings of the Audit Committee

The Audit Committee must meet in accordance with a schedule established each year by the board of directors, and at other times as the Audit Committee may determine. A quorum for transaction of business in any meeting of the Audit Committee is a majority of members. At least twice a year, the Audit Committee must meet with the Corporation’s chief financial officer and external auditors separately.

4.	Responsibilities of the Audit Committee

The Audit Committee will be responsible for managing, on behalf of the shareholders of the Corporation, the relationship between the Corporation and the external auditors. In particular, the Audit Committee has the following responsibilities:

External Auditors

(a)	the Audit Committee must recommend to the board of directors:

(i)	the external auditors to be nominated for the purpose of preparing or issuing an audit report or performing other audit or review services for the Corporation; and

(ii)	the compensation of the external auditors;

(b)	the Audit Committee must be directly responsible for overseeing the work of the external auditors engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation, including the resolution of disagreements between management and the external auditors regarding financial reporting;

(c)	with respect to non-audit services:

(i)	the Audit Committee must pre-approve all non-audit services provided to the Corporation or its subsidiaries by its external auditors or the external auditors of the Corporation’s subsidiaries, except for tax planning and transaction support services in an amount not to exceed $15,000 for each service in a fiscal year; and

(ii)	the Audit Committee must pre-approve all non-audit services provided to the Corporation or its subsidiaries by its external auditors or the external auditors of the Corporation’s subsidiaries, except de minimis non-audit services as defined in applicable law.

(d)	the Audit Committee must also:

(i)	review the auditors’ proposed audit scope and approach;

(ii)	review the performance of the auditors; and

(iii)	review and confirm the independence of the auditors by obtaining statements from the auditors on relationships between the auditors and the Corporation, including non-audit services, and discussing the relationships with the auditors;

Accounting Issues

(e)	the Audit Committee must:

(i)	review significant accounting and reporting issues, including recent professional and regulatory pronouncements, and understand their impact on the financial statements; and,

(ii)	ask management and the external auditors about significant risks and exposures and plans to minimize such risks.

Financial Statements, MD&A and Press Releases

(f)	the Audit Committee must:

(i)	review the Corporation’s financial statements, MD&A and earnings press releases before the Corporation publicly discloses this information;

(ii)	in reviewing the annual financial statements, determine whether they are complete and consistent with the information known to committee members, and assess whether the financial statements reflect appropriate accounting principles;

(iii)	pay particular attention to complex and/or unusual transactions such as restructuring charges and derivative disclosures;

(iv)	focus on judgmental areas such as those involving valuation of assets and liabilities, including, for example, the accounting for and disclosure of loan losses, warranty, professional liability, litigation reserves and other commitments and contingencies;

(v)	consider management’s handling of proposed audit adjustments identified by the external auditors;

(vi)	ensure that the external auditors communicate certain required matters to the committee;

(vii)	be satisfied that adequate procedures are in place for the review of the Corporation’s disclosure of financial information extracted or derived from the Corporation’s financial statements, other than the disclosure referred to in paragraph (f)(i) (above), and must periodically assess the adequacy of those procedures;

(viii)	be briefed on how management develops and summarizes quarterly financial information, the extent to which the external auditors review quarterly financial information and whether that review is performed on a pre- or post-issuance basis;

(ix)	meet with management, either telephonically or in person to review the interim financial statements;

(x)	to gain insight into the fairness of the interim statements and disclosures, the Audit Committee must obtain explanations from management on whether:

(a)	actual financial results for the quarter or interim period varied significantly from budgeted or projected results;

(b)	changes in financial ratios and relationships in the interim financial statements are consistent with changes in the Corporation’s operations and financing practices;

(c)	generally accepted accounting principles have been consistently applied;

(d)	there are any actual or proposed changes in accounting or financial reporting practices;

(e)	there are any significant or unusual events or transactions;

(f)	the Corporation’s financial and operating controls are functioning effectively;

(g)	the Corporation has complied with the terms of loan agreements or security indentures; and

(h)	the interim financial statements contain adequate and appropriate disclosures;

Compliance with Laws and Regulations

(g)	the Audit Committee must:

(i)	periodically obtain updates from management regarding compliance;

(ii)	be satisfied that all regulatory compliance matters have been considered in the preparation of the financial statements;

(iii)	review the findings of any examinations by regulatory agencies such as the Ontario Securities Commission; and

(iv)	review, with the Corporation’s counsel, any legal matters that could have a significant impact on the Corporation’s financial statements;

Employee Complaints

(h)	the Audit Committee must establish procedures for:

(i)	the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters; and

(ii)	the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters;

Other Responsibilities

(i)	the Audit Committee must:

(i)	review and approve the Corporation’s hiring policies of employees and former employees of the present and former external auditors of the Corporation;

(ii)	evaluate whether management is setting the appropriate tone by communicating the importance of internal control and ensuring that all individuals possess an understanding of their roles and responsibilities;

(iv)	focus on the extent to which internal and external auditors review computer systems and applications, the security of such systems and applications, and the contingency plan for processing financial information in the event of a systems breakdown;

(v)	gain an understanding of whether internal control recommendations made by external auditors have been implemented by management;

(vi)	periodically review and reassess the adequacy of this Charter and recommend any proposed changes to the Corporate Governance and Nominating Committee and the board for approval;

(vii)	review, and if deemed appropriate, approve expense reimbursement requests that are submitted by the chief executive officer or the chief financial officer to the Corporation for payment;

(viii)	assist the board to identify the principal risks of the Corporation’s business and, with management, establish systems and procedures to ensure that these risks are monitored; and

(ix)	carry out other duties or responsibilities expressly delegated to the Audit Committee by the board.

5.	Authority of the Audit Committee

The Audit Committee shall have the authority to:

(a)	engage independent counsel and other advisors as it determines necessary to carry out its duties;

(b)	set and pay the compensation for any advisors employed by the Audit Committee; and

(c)	communicate directly with the internal and external auditors.

Exhibit 1 to Audit Committee Charter

VERSUS SYSTEMS, INC.

(the “Corporation” or “Versus”)

Job Description – Audit Committee Chair

The responsibilities of the Audit Committee chair include, among other things:

(a)	managing the affairs of the Committee and monitoring its effectiveness;

(b)	managing the meetings of the Committee by ensuring meaningful agendas are prepared and guiding deliberations of the Committee so that appropriate decisions and recommendations are made; and

(c)	setting up agendas for meetings of the Committee and ensuring that all matters delegated to the Committee by the board are being dealt with at the Committee level during the course of the year.